POWER OF ATTORNEY

I, Kathryn L. Quirk, the undersigned trustee of Harbor Funds, hereby constitute and appoint Charles F. McCain, Brian L. Collins, Charles P. Ragusa, Anmarie S. Kolinski, Erik D. Ojala, Jodie L. Crotteau, Lora A. Kmieciak and John M. Paral, and each of them acting singly, to be my true, sufficient and lawful attorneys, with full power to each of them and each of them acting singly, to sign for me, in my name and in my capacity as trustee of Harbor Funds: (i) any Registration Statement on Form N-1A or Form N-14 or any other applicable registration form under the Investment Company Act of 1940, as amended, and/or under the Securities Act of 1933, as amended, and any and all amendments thereto filed by Harbor Funds, (ii) any application, notice or other filings with the Securities and Exchange Commission or any state securities commission or foreign country regulatory body and filed by or with respect to Harbor Funds, and (iii) any and all other documents and papers relating thereto, and generally to do all such things in my name and on behalf of me in my capacity as trustee to enable Harbor Funds to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended, and the laws of any state securities commission or foreign country regulatory body, hereby ratifying and confirming my signature as it may from this date forward be signed by said attorneys or each of them to any and all Registration Statements and amendments to said Registration Statement.

By executing this power of attorney, I am hereby revoking any and all previous powers of attorney that were in affect prior to the date set forth below.

IN WITNESS WHEREOF, I have hereunder set my hand on this 27th day of September, 2017.

/s/ Kathryn L. Quirk
Kathryn L. Quirk as Trustee and not individually